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                                Exhibit 16 (b)

[LETTERHEAD OF PEAT MARWICK APPEARS HERE]


                                March 10, 1997



Mr. Tom Moat
Chief Executive Officer
First Citizens Corporation
19 Jefferson Street
Newnan, GA 30263

Dear Mr. Moat:

This is to confirm the client-auditor relationship between Newnan Savings Bank, FSB (a wholly owned subsidiary of First Citizens Corporation) and KPMG Peat Marwick LLP has ceased.


                                        Very truly yours,

                                        /s/ KPMG Peat Marwick LLP


cc:  Chief Accountant
     Securities and Exchange Commission